EXHIBIT 99.2
ENERGY EQUIPMENT CORPORATION
INDEX TO FINANCIAL STATEMENTS

Independent Auditor’s Report
October 8, 2007
To the Board of Directors
Energy Equipment Corporation
We have audited the accompanying balance sheets of Energy Equipment Corporation and subsidiary (the “Company”) as of December 31, 2004, 2005 and 2006, and the related consolidated statements of income, stockholders’ equity and cash flows for each of the years then ended. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.
We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Energy Equipment Corporation as of December 31, 2004, 2005 and 2006, and the results of their operations and their cash flows for each of the years then ended, in conformity with accounting principles generally accepted in the United States of America.
/s/ Hein & associates llp
Certified Public Accountants

ENERGY EQUIPMENT CORPORATION
Consolidated Balance Sheets

	December 31,
	2004	2005	2006	June 30, 2007
				(Unaudited)
ASSETS
Current Assets:
Cash and cash equivalents	$5,223	$472,233	$1,948,124	$767,182
Accounts receivable	3,766,259	4,562,663	4,520,267	11,567,135
Inventory, net	3,804,311	7,848,985	11,106,432	11,965,341
Prepaids and other	157,283	136,984	209,275	357,761

Total current assets	7,733,076	13,020,865	17,784,098	24,657,419

Property and Equipment, net	2,004,729	3,708,273	5,124,561	5,488,363

Other Assets:
Goodwill	809,297	809,297	809,297	809,297
Construction in progress	—	—	798,644	1,480,520
Other assets	4,413	7,400	8,400	44,837

Total other assets	813,710	816,697	1,616,341	2,334,654

Total assets	$10,551,515	$17,545,835	$24,525,000	$32,480,436

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Line of credit	$700,000	$2,050,000	$2,500,000	$3,200,000
Current maturities of long-term debts	204,771	568,983	1,174,705	921,140
Accounts payable	2,018,191	4,045,265	6,071,736	5,930,677
Accrued expenses	295,802	301,788	443,289	916,279
Deferred revenues	—	—	215,786	770,583

Total current liabilities	3,218,764	6,966,036	10,405,516	11,738,679

Long-Term Debt, less current maturities	1,356,870	2,290,158	2,303,368	3,992,344
Notes Payable – stockholders	645,784	645,784	645,784	645,784

Total liabilities	5,221,418	9,901,978	13,354,668	16,376,807

Stockholders’ Equity:
Common stock – authorized, 1,000 shares, $.01 par value; issued and outstanding 1,000 shares	10	10	10	10
Additional paid-in capital	644,158	644,158	644,158	644,158
Retained earnings	4,685,929	6,999,689	10,526,164	15,459,461

Total stockholders’ equity	5,330,097	7,643,857	11,170,332	16,103,629

Total liabilities and stockholders’ equity	$10,551,515	$17,545,835	$24,525,000	$32,480,436

The accompanying notes are an integral part of these consolidated financial statements.

ENERGY EQUIPMENT CORPORATION
Consolidated Statements of Income

	Years Ended December 31,			Six Months Ended June 30,
	2004	2005	2006	2006	2007
				(Unaudited)
Revenues, net of discount	$15,675,599	$23,786,424	$39,190,367	$17,171,390	$33,443,287
Costs of Revenues	11,128,797	16,896,856	29,568,725	12,544,447	24,480,107

Gross profit	4,546,802	6,889,568	9,621,642	4,626,943	8,963,180

Selling, General & Administrative Expenses	2,590,768	3,430,681	4,387,058	2,064,521	2,497,241

Operating income	1,956,034	3,458,887	5,234,584	2,562,422	6,465,939

Other Income (Expense):
Interest expense	(169,385)	(219,425)	(470,093)	(217,810)	(326,187)
Interest income	2,507	1,692	1,706	842	4,743
Gain (loss) on sale of assets	(2,807)	—	128,396	128,396	3,000
Other	30,109	36,006	68,360	18,082	42,093

Total other income (expense), net	(139,576)	(181,727)	(271,631)	(70,490)	(276,351)

Net Income	$1,816,458	$3,277,160	$4,962,953	$2,491,932	$6,189,588

The accompanying notes are an integral part of these consolidated financial statements.

ENERGY EQUIPMENT CORPORATION
Consolidated Statements of Stockholders’ Equity

			Additional		Total
	Common Stock		Paid-in	Retained	Stockholders’
	Shares	Amount	Capital	Earnings	Equity
Balances, December 31, 2003	1,000	$10	$644,158	$4,127,660	$4,771,828

Cash distributions to stockholders	—	—	—	(1,258,189)	(1,258,189)

Net income	—	—	—	1,816,458	1,816,458

Balances, December 31, 2004	1,000	10	644,158	4,685,929	5,330,097

Cash distributions to stockholders	—	—	—	(963,400)	(963,400)

Net income	—	—	—	3,277,160	3,277,160

Balances, December 31, 2005	1,000	10	644,158	6,999,689	7,643,857

Cash distributions to stockholders	—	—	—	(1,436,478)	(1,436,478)

Net income	—	—	—	4,962,953	4,962,953

Balances, December 31, 2006	1,000	10	644,158	10,526,164	11,170,332

Cash distributions to stockholders (unaudited)	—	—	—	(1,256,291)	(1,256,291)

Net income (unaudited)	—	—	—	6,189,588	6,189,588

Balances, June 30, 2007 (unaudited)	1,000	$10	$644,158	$15,459,461	$16,103,629

The accompanying notes are an integral part of these consolidated financial statements.

ENERGY EQUIPMENT CORPORATION
Consolidated Statements of Cash Flows

	Years Ended December 31,			Six Months Ended June 30,
	2004	2005	2006	2006	2007
				(Unaudited)
Cash Flows From Operating Activities:
Net income	$1,816,458	$3,277,160	$4,962,953	$2,491,932	$6,189,588
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	470,884	593,441	1,033,056	492,008	602,982
(Gain)/loss on sale of assets	2,807	—	(128,396)	(128,396)	—
Change in assets and liabilities:
Accounts receivable	(1,820,570)	(796,404)	42,396	641,696	(7,046,868)
Inventory	(905,668)	(4,044,674)	(3,257,447)	(906,324)	(858,909)
Other assets	(30,973)	17,312	(73,291)	85,558	(184,923)
Accounts payable	1,265,408	2,027,074	2,026,471	(1,016,952)	(141,059)
Accrued liabilities and deferred revenues	99,580	5,986	357,287	51,966	1,027,787

Net cash provided by operating activities	897,926	1,079,895	4,963,029	1,711,488	(411,402)

Cash Flows From Investing Activities:
Purchase of property and equipment	(192,319)	(2,296,985)	(3,489,592)	(1,114,447)	(1,648,660)
Proceeds from sale of assets	—	—	370,000	370,000	—

Net cash used in investing activities	(192,319)	(2,296,985)	(3,119,592)	(744,447)	(1,648,660)

Cash Flows From Financing Activities:
Cash distributions to stockholders	(1,258,189)	(963,400)	(1,436,478)	(936,478)	(1,256,291)
Net proceeds/(payments) on line of credit	700,000	1,350,000	450,000	(500,000)	700,000
Proceeds from long-term debt	—	1,543,556	1,262,616	849,075	2,181,935
Repayment of long-term debt	(229,892)	(246,056)	(643,684)	(427,396)	(746,524)

Net cash provided by (used in) financing activities	(788,081)	1,684,100	(367,546)	(1,014,799)	879,120

Net increase (decrease) in cash and cash equivalents	(82,474)	467,010	1,475,891	(47,758)	(1,180,942)

Cash and Cash Equivalents, beginning of period	87,697	5,223	472,233	472,233	1,948,124

Cash and Cash Equivalents, end of period	$5,223	$472,233	$1,948,124	$424,475	$767,182

Supplemental Cash and Non-Cash Activities–
Cash paid for interest	$140,834	$209,691	$508,378	$256,095	$326,188
The accompanying notes are an integral part of these consolidated financial statements.

ENERGY EQUIPMENT CORPORATION
Notes to Consolidated Financial Statements
December 31, 2004, 2005, 2006 and June 30, 2007
(Amounts after December 31, 2006 are Unaudited)
1.	Organization and Summary of Significant Accounting Policies

A summary of the significant accounting policies consistently applied in the preparation of the accompanying consolidated financial statements follows.

Organization and Business Activity

Energy Equipment Corporation (“EEC”, or collectively with its subsidiary, the “Company”) was formed as a Corporation in the State of Texas on April 22, 1985.

The Company is a manufacturer of gate valves, chokes, controls and their associated parts. The Company is licensed to manufacture products that meet with API standards and also offers equipment for subsea applications, extreme temperatures, pressures and depths, and highly corrosive/erosive environments.

Interim Financial Information

The unaudited consolidated interim financial statements as of and for the six months ended June 30, 2007 and 2006 have been prepared on the same basis as the consolidated financial statements and all normal recurring adjustments have been made. The results of operations for the interim periods may not give a true indication of results for a full year.

Principles of Consolidation

The consolidated financial statements include the accounts of EEC and its wholly-owned subsidiary, Energy Equipment Corporation Limited. All intercompany balances and transactions have been eliminated.

Cash and Cash Equivalents

Cash and cash equivalents include cash on-hand, cash in banks and all highly liquid investments with a maturity of three months or less at the time of purchase.

Accounts Receivable

Trade receivables are uncollaterized customer obligations due under normal trade terms requiring payment within a set time from the invoice date. Payments of trade receivables are allocated to the specific invoices identified on the customer’s remittance advice or, if unspecified, are applied to the earliest unpaid invoices.

The Company maintains allowances for doubtful accounts for estimated losses that may result from the inability of its customers to make required payments. Such allowances are based upon several factors including but not limited to, credit approval practices, industry.

ENERGY EQUIPMENT CORPORATION
Notes to Consolidated Financial Statements
December 31, 2004, 2005, 2006 and June 30, 2007
(Amounts after December 31, 2006 are Unaudited)
1.	Organization and Summary of Significant Accounting Policies (continued)

and customer historical experience, and the current and projected financial condition of the specific customer. Accounts outstanding longer than contractual terms are considered past due. The Company writes off accounts receivables when they become uncollectible. As of December 31, 2004, 2005 and 2006, no allowance for doubtful accounts was deemed necessary.

Revenue Recognition

Revenues are recognized when earned, generally upon shipment of materials to a customer.

Inventory

Inventory is stated at the lower of cost, determined by using the weighted average cost method, or market. Obsolete inventory is charged to expense or an inventory obsolescence reserve is established to adjust inventory to its net realizable value.

Shipping and Handling

Inbound shipping and handling costs are classified as cost of sales. Outbound shipping and handling costs billed to customers are classified as a reduction to cost of sales. Included in cost of sales of the accompanying consolidated statements of operations are inbound shipping and handling costs of approximately $175,000, $320,000 and $465,000, which were offset by outbound shipping costs billed to customers of approximately $86,000, $189,000 and $165,000 for the years ended December 31, 2004, 2005 and 2006, respectively.

Property and Equipment

Property and equipment acquired in the acquisition of Energy Equipment Corporation were recorded at fair value. Subsequent purchases of property and equipment are carried at cost. Property and equipment are depreciated over their estimated useful lives using the straight-line method. Capitalized costs include those capital expenditures (unaudited) that improve the efficiency of the assets or lengthen their useful lives. Expenditures for maintenance and repairs are charged to expense as incurred. Costs and related accumulated depreciation of assets sold or otherwise retired are removed from the accounts, and any resulting gain or loss is reflected in income.

Goodwill

Goodwill represents the excess of purchase price over the estimated fair value of identifiable net assets acquired through purchase transactions.

ENERGY EQUIPMENT CORPORATION
Notes to Consolidated Financial Statements
December 31, 2004, 2005, 2006 and June 30, 2007
(Amounts after December 31, 2006 are Unaudited)
1.	Organization and Summary of Significant Accounting Policies (continued)

Goodwill is tested annually for impairment. If the implied fair value is lower than its carrying amount, goodwill impairment is indicated and goodwill is written down to its implied fair value. Subsequent increases in goodwill value are not recognized in the consolidated financial statements.

Financial Instruments

The following methods and assumptions were used by the Company to estimate the fair values of financial instruments as disclosed herein:

Cash, accounts receivable, accounts payable and accrued expenses: The carrying amount approximates fair value because of the short period to maturity of the instruments.

Notes payable and line of credit: The carrying values approximate fair value because interest rates thereon are either variable or approximate current market rates.

Income Taxes

EEC is an S Corporation for tax reporting purposes. As such, any federal tax liability is the responsibility of the individual shareholders. At the discretion of the Board of Directors, the Company makes distributions to assist its shareholders for payment of their respective individual tax liabilities. The Company does not have state income tax obligations except for franchise tax obligations in the State of Texas.

In May of 2006, the State of Texas enacted substantial changes to its tax structure beginning in 2007 by imposing a new tax based upon modified gross revenue. Under the provisions of Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes, the Company determined that this tax is an income tax. The impact of change in tax legislation on deferred income tax liabilities and assets will be recorded in the period of enactment. The initial accounting for enactment of this income tax will not materially affect the results of operations, financial condition or cash flows.

Advertising

Advertising expenses are expensed during the year in which they are incurred.

Estimates

Management uses estimates and assumptions in preparing financial statements in accordance with accounting principles generally accepted in the United States of America. Those estimates and assumptions affect the reported amounts of assets and liabilities, and the disclosure of contingent assets and liabilities. Actual results could vary from the estimates that were used.

ENERGY EQUIPMENT CORPORATION
Notes to Consolidated Financial Statements
December 31, 2004, 2005, 2006 and June 30, 2007
(Amounts after December 31, 2006 are Unaudited)
1.	Organization and Summary of Significant Accounting Policies (continued)

Recent Accounting Pronouncements

Accounting for Uncertainty in Income Taxes

In June 2006, FASB Interpretation (“FIN”) No. 48, Accounting for Uncertainty in Income Taxes, an interpretation of FASB Statement 109 Accounting for Income Taxes, was issued. FIN No. 48 describes accounting for uncertainty in income taxes, and includes a recognition threshold and measurement attribute for recognizing the effect of a tax position taken or expected to be taken in a tax return. FIN No 48 is effective for fiscal years beginning after December 15, 2006. Since the Company is a S corporation and is not a taxable entity, FIN No. 48 has no impact on the Company’s financial position, results of operations and cash flows, except as it relates to the franchise obligation in the State of Texas. The implementation of FIN No. 48 on January 1, 2007 had no material impact on the Company.

Accounting for Fair Value Measurements

In September 2006, the Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standards (“SFAS”) No. 157 Fair Value Measurements (“SFAS No. 157”). SFAS No. 157 defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles (“GAAP”) and expands disclosures about fair value measurements. SFAS No. 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007. The Company is currently evaluating the impact that this interpretation may have on its consolidated financial statements.

The interim financial information for the consolidated balance sheet ended June 30, 2007, the consolidated statements of stockholder’s equity for the six months ended June 30, 2007, and the consolidated statements of income and consolidated statements of cash flows for the six months ended June 30, 2007 and 2006 are unaudited and has been prepared on the same basis as the audited financial statements. In the opinion of management, such unaudited financial information includes all adjustments necessary for a fair presentation of the interim information.

ENERGY EQUIPMENT CORPORATION
Notes to Consolidated Financial Statements
December 31, 2004, 2005, 2006 and June 30, 2007
(Amounts after December 31, 2006 are Unaudited)
2.	Inventory

Inventory consists of the following at December 31, 2004, 2005, 2006 and June 30, 2007:

	2004	2005	2006	June 30, 2007
				(Unaudited)
Finished goods	$2,582,462	$4,725,451	$6,191,915	$6,491,948
Work-in-progress	841,240	2,009,882	3,015,480	4,291,363
Raw materials	380,609	1,113,652	1,899,037	1,182,030

Total	$3,804,311	$7,848,985	$11,106,432	$11,965,341

3.	Property and Equipment

At December 31, 2004, 2005, 2006 and June 30, 2007, property and equipment consisted of the following:

	Life	December 31,
	(Years)	2004	2005	2006	June 30, 2007
					(Unaudited)
Land		$118,594	$128,214	$157,793	$164,543
Building	39	735,638	896,952	1,003,057	1,026,618
Machinery and equipment	5 – 7	2,291,576	4,263,416	6,275,403	7,189,404
Office furniture and equipment	5 – 7	46,153	71,203	74,445	80,372
Computers	3 – 5	284,210	319,425	392,041	408,586
Trucks	5	41,710	83,359	124,706	124,706

		3,517,881	5,762,569	8,027,445	8,994,229

Accumulated depreciation and amortization		(1,513,152)	(2,054,296)	(2,902,884)	(3,505,866)

		$2,004,729	$3,708,273	$5,124,561	$5,488,363

Depreciation expense for the years ended December 31, 2004, 2005 and 2006 was $470,884, $593,441 and $1,033,056, respectively. Depreciation expense for the six months ended June 30, 2006 and 2007 was $492,008 (unaudited) and $602,982 (unaudited), respectively.

ENERGY EQUIPMENT CORPORATION
Notes to Consolidated Financial Statements
December 31, 2004, 2005, 2006 and June 30, 2007
(Amounts after December 31, 2006 are Unaudited)
4.	Construction in Progress

The Company began construction on a new building in 2006 to increase the size of its facility. The cost of construction incurred on the facility was $798,644 at December 31, 2006. The cumulative cost incurred was $1,480,520 at June 30, 2007 (unaudited). The Company will begin depreciating this addition when it is completed after June 30, 2007

5.	Long-Term Debt

Notes Payable

A summary of notes payable at December 31, 2004, 2005 and 2006 follows:

	December 31,
	2004	2005	2006
Note payable to bank carrying interest at a rate of 5.00% annually. Payments are made in monthly installments of $5,082, including interest. The loan is secured by real estate and matures in March 2007	$508,552	$479,683	$457,671
Note payable to a bank carrying interest at a rate of 4.25% annually. Payments are made in monthly installments of $4,135, including interest. The loan is secured by inventory and accounts receivable and matures in December 2008	184,822	143,389	101,865
Notes payable to banks and financing companies carrying interest at rates ranging from 7.50% to prime plus .50 (9.00% at December 31, 2006). Payments are made in monthly installments ranging from $243 to $5,780, including interest. These loans are secured by equipment and mature December 2007 through July 2010	868,267	797,415	419,402
Notes payable to banks and financing companies carrying interest at rates ranging from 7.50% to prime plus .75 (9.25% at December 31, 2006). Payments are made in monthly installments ranging from $989 to $12,184, including interest. These loans are secured by equipment and mature May 2010 through October 2013	—	1,438,654	1,867,767
Note payable to a bank carrying interest at a rate of prime plus .75 (9.25% at December 31, 2006). Payments are made in monthly installments of $9,823, including interest. The loan is secured by equipment and matures in January 2013	—	—	631,368
Notes payable to shareholders carrying interest at rates from 8.00% to 10.00%. Interest payments are made semi-annually. The notes mature July 2008 and are secured by common stock of the Company	645,784	645,784	645,784

	2,207,425	3,504,925	4,123,857
Less: current portion	(204,771)	(568,983)	(1,174,705)

Total long-term debt	$2,002,654	$2,935,942	$2,949,152

ENERGY EQUIPMENT CORPORATION
Notes to Consolidated Financial Statements
December 31, 2004, 2005, 2006 and June 30, 2007
(Amounts after December 31, 2006 are Unaudited)
5.	Long-Term Debt (continued)

In January 2007, the Company entered into a financing agreement with a financial institution for $661,935 at an interest rate of prime plus .75. Payments are made in monthly installments of $9,190 plus interest to purchase a Toyoda machine. The loan is secured by equipment and matures on December 29, 2011.

On May 17, 2007, the Company restructured its construction loan agreement increasing the term note to $1,520,000 from a balance of $457,761 at December 31, 2006. Interest is at 7.5% p.a. and payable monthly. Payments are made in monthly installments of $12,245, including interest. The note matures on May 27, 2014. The loan is collaterized by the land and building owned by the Company and is subject to certain financial covenants. The restructured note is guaranteed by the majority stockholder.

Aggregate maturities of notes payable for the years following December 31, 2006 are as follows:

Amount
Fiscal Years Ending December 31,
2007	$1,174,705
2008	1,187,256
2009	432,039
2010	522,474
2011	351,881
Thereafter	455,502

Total	$4,123,857

6.	Line of Credit

The Company has an outstanding line of credit with a bank in the amount of $4,000,000. The agreement expires in April 2007. Subsequent to year-end, the agreement was extended through April 2008. Outstanding advances under the line of credit were $700,000, $2,050,000 and $2,500,000 at December 31, 2004, 2005, and 2006, respectively. The outstanding balance was $3,200,000 (unaudited) at June 30, 2007. Interest at prime minus .75% (7.75% at December 31, 2006) is payable monthly. The outstanding advances are collateralized by accounts receivable, inventory and equipment. The line of credit is subject to certain financial covenants. At December 31, 2006, the Company was in compliance with these covenants.

ENERGY EQUIPMENT CORPORATION
Notes to Consolidated Financial Statements
December 31, 2004, 2005, 2006 and June 30, 2007
(Amounts after December 31, 2006 are Unaudited)
7.	Related Party Transactions

At December 31, 2004, 2005, 2006 and June 30, 2007, the Company was obligated under secured notes to certain stockholders for $645,784 (see Note 5).

8.	Deferred Revenues

Deferred revenue represents unearned income generated from the invoice and billing of customers whose inventory had not shipped at December 31, 2006. There was no unearned revenue at December 31, 2004 and 2005.

9.	Financial Instruments and Concentration of Credit Risk

The Company had sales to one major customer totaling approximately 24%, 20% and 11% of total revenues for the years ended December 31, 2004, 2005 and 2006, respectively.

At December 31, 2004, 2005 and 2006, two, three, and three customers made up approximately 45%, 47% and 42%, of total accounts receivable, respectively. The Company maintains cash on deposit account in excess of federally insured limits. The Company maintains cash on deposit account in excess of federally insured limits.

10.	Retirement Plan

The Company has a section 401k plan for the benefit of all full-time employees. Under the provisions of the plan, the Company may match a maximum of 50% of the first 3% of employee contributions. For the years ended December 31, 2004, 2005 and 2006, the Company made contributions of $19,700, $26,168 and $33,031, respectively to the Plan. Contributions for the six months ended June 30, 2006 and 2007 amounted to $15,640 (unaudited) and $19,748 (unaudited), respectively.

11.	Subsequent Events

On July 24, 2007, the Company signed a letter of intent with T-3 Energy Services (“T-3”) which sets forth the principal terms and conditions of a proposed acquisition by T-3 to acquire all the outstanding capital stock of the Company for a purchase price of approximately $68,560,000.